For Immediate Release

For Endo:	For AMS:
Investors / Media	Anthony Bihl
Blaine Davis	President & CEO
(610)-459-7158	(952) 930-6334

Investors	Mark Heggestad
Jonathan Neely	EVP & CFO
(610)-549-6645	(952)-930-6495

Media
Kevin Wiggins
(610) 459-7281
ENDO ANNOUNCES AGREEMENT TO ACQUIRE AMERICAN MEDICAL SYSTEMS FOR $2.9 BILLION
•	Furthers Endo’s evolution from a product-driven company to a healthcare solutions provider

•	Strengthens Endo’s leading core urology franchise while diversifying revenue, earnings and cash flow

•	Fulfills Endo’s strategy to build scale in devices and services business segment

•	Transaction expected to be immediately accretive to adjusted diluted earnings per share upon close and accretive by $0.60 in 2012
Chadds Ford, PA and Minnetonka, MN April 11, 2011 – Endo Pharmaceuticals (Nasdaq: ENDP) and American Medical Systems (AMS) (Nasdaq: AMMD) announced today that they have entered into a definitive agreement under which Endo will acquire AMS, a leading provider of world-class devices and therapies for male and female pelvic health, for $30 per share, or $2.9 billion in cash, which includes the assumption and repayment of $312 million of AMS debt. The combined company will be positioned to deliver more comprehensive healthcare solutions across its diversified businesses in branded pharmaceuticals, generics and devices and services, in the key therapeutic areas of urology and pain.
AMS is a market leading provider of medical devices and therapies that help restore pelvic health, and is recognized as a technology leader for developing minimally invasive and more cost effective solutions, serving urologists, urogynecologists, and gynecologists. AMS’ business consists of three segments: Men’s Health, Women’s Health and BPH (Benign Prostatic Hyperplasia) Therapy, with approximately 73 percent of its sales in the U.S. and the remainder coming from its international presence in Europe, Canada and the Asia Pacific and Latin America regions.
The acquisition will bring Endo scale in its devices and services business segment, and the combination of AMS with Endo’s existing platform will provide additional cost-effective solutions across the entire urology spectrum. In addition, the acquisition will further Endo’s diversification and increase revenue, earnings and cash flow streams. On a 2011 pro forma basis, the combined company, with approximately 4,000 employees, would have had revenues of approximately $3 billion and EBITDA of approximately $1 billion.
Commenting on today’s transaction, Dave Holveck, President and Chief Executive Officer of Endo, said, “This acquisition is a great step in achieving Endo’s core strategy. We are creating a company uniquely positioned to respond to the changing healthcare environment and the competitive, rapidly consolidating industry landscape. Through the acquisition of AMS, we will gain scale in devices and services, and will be positioned as a leading provider of healthcare solutions in the field of pelvic health, with a full spectrum of product offerings ranging from pharmaceuticals to medical devices.”
The transaction accelerates Endo’s growth, enhanced by the growth potential of AMS’ current existing commercial portfolio, as well as potential new product introductions. AMS has a leading position in several product categories that have grown revenues in the mid-to-high single digit range, which is anticipated to continue over the long term. These include a broad range of products for erectile dysfunction prostheses and male and female incontinence, as well as GreenLight® laser technology for enlarged prostate treatment. The company also has a strong pipeline of new products that will enhance the commercial portfolio and growth trajectory over the next few years.
AMS also is well positioned for a continued increase in procedure volumes and a steady increase in the use of minimally invasive surgical procedures. This anticipated revenue and earnings growth, combined with strong margins and solid free cash flow generation, make AMS a compelling strategic fit for Endo.
Anthony Bihl, President and Chief Executive Officer of AMS, added: “Today’s announcement brings together two market leading companies, with complementary strengths and assets. I believe that the two will be a great strategic fit, with AMS building on Endo’s existing devices & services segment and allowing our management and employees to accelerate the growth of our business to improve the quality of life for a growing number of men and women.”
AMS has an experienced management team, who average between 15 and 20 years in the medical device industry. AMS complements Endo’s existing platforms in several areas, with strong manufacturing capabilities to support its existing portfolio and growth profile. Importantly, AMS also has a highly regarded sales force with an excellent reputation in the urology space.

Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, Endo will acquire 100 percent of the shares of AMS for $30 per share or a total cash consideration of $2.9 billion in cash, which includes the assumption and repayment of $312 million of AMS debt. Endo has fully committed financing in place to complete the transaction.
Financial Benefits
Endo expects the transaction to be immediately accretive in 2011 on an adjusted diluted EPS basis. Endo expects that the combination will be immediately accretive to adjusted diluted earnings per share upon close and accretive by $0.60 in 2012, growing to approximately $0.80 in 2013. Endo also expects to achieve at least $50 million in cost synergies by 2013. These synergies are expected to come from duplicative SG&A expenditures, manufacturing efficiencies, and procurement savings. On a reported or GAAP basis, Endo expects the transaction to be dilutive to 2011 earnings by $0.61, dilutive to 2012 earnings by $0.05 and accretive to 2013 earnings by $0.25, reflecting purchase accounting and other transaction-related charges.
The transaction is subject to approval by AMS stockholders and clearance by the relevant antitrust authorities, and is expected to close late in the third quarter of 2011.
Morgan Stanley and BofA Merrill Lynch have provided fully committed financing to Endo to close this transaction.
Financial Guidance Reiterated
Endo also reiterated its stand alone 2011 revenue guidance of between $2.35 to $2.45 billion and full year adjusted diluted earnings per share to be between $4.20 to $4.30 per share. Endo also estimates reported (GAAP) diluted earnings per share to be between $2.43 and $2.53 per share.
Conference Call and Webcast Information
Endo’s management team will host a conference call and audio webcast on Monday, April 11 at 8:30 a.m. EDT to discuss this transaction. Interested parties may call 866-383-7989 (domestic) or 617-597-5328 (international) and enter code 72064439. Please dial in 15 minutes prior to the scheduled start time. A replay of the call will be available until 11:59 p.m. EDT on April 24 by dialing 888-286-8010 (domestic) or 617-801-6888 (international), passcode 63346249.
A simultaneous audio Webcast of the call may be accessed by visiting www.endo.com. A replay of the Webcast will be available until 11:59 p.m. EDT on April 24. The replay can be accessed by clicking on “Events” in the Investor Relations section of the Website. Please connect to the Website at least 15 minutes prior to the start of the conference call to ensure adequate time for any software download that may be necessary.
About Endo

Endo Pharmaceuticals is a U.S.-based, specialty healthcare solutions company, focused on high-value branded products and specialty generics. Endo is redefining its position in the healthcare marketplace by anticipating and embracing the evolution of health decisions based on the need for high-quality and cost-effective care. We aim to be the premier partner to healthcare professionals and payment providers, delivering an innovative suite of complementary diagnostics, drugs, devices and clinical data to meet the needs of patients in areas such as pain, urology, oncology and endocrinology. For more information about Endo Pharmaceuticals, and its wholly owned subsidiaries HealthTronics, Inc. and Qualitest Pharmaceuticals, please visit http://www.endo.com/.
Skadden Arps Slate Meagher & Flom LLP acted as legal counsel to Endo.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to treat incontinence, erectile dysfunction, benign prostatic hyperplasia (BPH), pelvic floor prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher-quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 340,000 patients in 2010.
More information about AMS and its products can be found at its website http://www.AmericanMedicalSystems.com and in AMS’ Annual Report on Form 10-K for 2010 and its other SEC filings.
J.P. Morgan Securities LLC acted as exclusive financial advisor and Latham & Watkins LLP acted as legal counsel to AMS.
Forward Looking Statements
This press release contains forward-looking statements regarding, among other things, the proposed business combination between Endo and AMS, Endo’s and AMS’ financial position, results of operations, market position, product development and business strategy, as well as estimates of Endo’s future total revenues, future expenses, future net income and future earnings per share. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect Endo’s of AMS’ current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect the proposed business combination of the companies, future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in this press release. These factors include, but are not limited to: the risk that the acquisition will not close; the risk that Endo’s business and/or AMS’ business will be adversely impacted during the pendency of the acquisition; the risk that the operations of the two companies will not be integrated successfully; Endo’s and AMS’ ability to successfully develop, commercialize and market new products; timing and results of pre-clinical or clinical trials on new products; Endo’s and AMS’ ability to obtain regulatory approval of any of their respective pipeline products; competition for the business of Endo’s branded and generic products, and in connection with its acquisition of rights to intellectual property assets; market acceptance of Endo’s and AMS’ future products; government regulation of the pharmaceutical and medical device industry; Endo’s dependence on a small number of products; Endo’s dependence on outside manufacturers for the manufacture of a majority of its products; Endo’s dependence on third parties to supply raw materials and to provide services for certain core aspects of its business; new regulatory action or lawsuits relating to Endo’s use of narcotics in most of its core products; Endo’s exposure to product liability claims and product recalls and the possibility that Endo may not be able to adequately insure itself; the successful efforts of manufacturers of branded pharmaceuticals to use litigation and legislative and regulatory efforts to limit the use of generics and certain other products; Endo’s ability to successfully implement its acquisition and in-licensing strategy; regulatory or other limits on the availability of controlled substances that constitute the active ingredients of some of its products and products in development; the availability of third-party reimbursement for Endo’s products; the outcome of any pending or future litigation or claims by third parties or the government, and the performance of indemnitors with respect to claims for which Endo has been indemnified; Endo’s dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of its total revenues; a determination by a regulatory agency that Endo is engaging or has engaged in inappropriate sales or marketing activities, including promoting the “off-label” use of its products; the risk that demand for and acceptance of Endo’s products or services may be reduced; the risk of changes in governmental regulations; the impact of economic conditions; the impact of competition and pricing and other risks and uncertainties, including those detailed from time to time in the companies’ periodic reports filed with the Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “RISK FACTORS” in their annual reports on Form 10-K for the year ended Dec. 31, 2010, which have been filed with the Securities and Exchange Commission. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the companies actual results to differ materially from expected and historical results. The companies’ assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.
Additional Information About the Acquisition and Where to Find It
A meeting of the stockholders of AMS will be announced soon to obtain stockholder approval of the proposed transaction. AMS intends to file with the Securities and Exchange Commission (SEC) a proxy statement and other relevant documents in connection with the proposed transaction. Investors of AMS are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about AMS, Endo and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by AMS with the SEC at the SEC’s website at www.sec.gov, at AMS’s website at www.AmericanMedicalSystems.com or by sending a written request to American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota, 55343, attention: Corporate Secretary.
AMS and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of AMS’ stockholders in connection with the proposed transaction will be set forth in AMS’ proxy statement for its stockholders meeting. Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC.
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